AJSH & Co LLP
Chartered Accountants

A-94/8, Wazirpur Industrial Area,
Main Ring Road, Delhi-110052
+91 11 45596689
Web : www.ajsh.in
E-mail : info@ajsh.in

November 08, 2021

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-0213

Dear Sir/Madam:

We have read the statements included under item 4.01 in the Form 8-K dated April 6, 2021 of TraQiQ, Inc. filed with the Securities and Exchange Commission (SEC) and we concur with such statements made regarding our firm.

Ajsh & Co.

AJSH & Co LLP

New Delhi, India